Exhibit 99.4

UNS Energy Corporation
P.O. Box 711, HQE901
Tucson, Arizona 85702

(520) 884-3631
Fax: (520) 545-1519
pbonavia@uns.com

Paul Bonavia
Chairman, Chief Executive Officer

December 11, 2013

Dear UNS Energy Retiree,

The energy industry is changing rapidly, forcing utilities to invest in new technologies and business practices to maintain the reliable service customers need in the face of evolving environmental goals and regulatory requirements.

I’m excited to inform you of a proposal that will help us address these challenges without compromising our commitments to our employees – past or present.

The Board of Directors of UNS Energy has unanimously approved a definitive merger agreement with Fortis, Inc., the largest publicly owned gas and electric distribution company in Canada, that calls for Fortis to acquire all of UNS Energy’s outstanding stock for $60.25 per share. Depending on when the necessary regulatory approvals for the transaction are secured, UNS Energy could become a wholly owned subsidiary of Fortis before the end of 2014.

Like UNS Energy, Fortis was established as the publicly traded corporate parent of a local utility – Newfoundland Power – that has provided electric service since the late 1800s. As the company has expanded through a series of acquisitions to serve more than 2.4 million customers, it has retained its commitment to disciplined, patient growth through continued focus on operational excellence.

Fortis plans to leave UNS Energy under local control. Our corporate headquarters will remain in Tucson under our current management team. Fortis has pledged to maintain or enhance our community service programs, honor our existing labor agreements and preserve our local management’s ability to establish staffing levels, oversee regulatory affairs and make other key decisions.

The transaction will not affect the pension or health care benefits provided to our retirees, including former employees of Tucson Electric Power, UNS Gas or UNS Electric. Our current Human Resources staff will continue to oversee the management of these benefits under the rules and procedures that exist today.

We’ll keep you posted on the progress of this new partnership as the proposal works its way through the necessary regulatory reviews. Additional details are available on tep.com and uesaz.com, and we’ll update the sites with new information when it becomes available.

Thank you for everything you’ve done for our company and our customers. Your contributions have helped prepare us for an exciting new era for UNS Energy.

Sincerely,

Exhibit 99.4

Paul Bonavia

Forward-Looking Statements
Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to UNS Energy Corporation’s and its subsidiaries’ future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and terms thereof; state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of our pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; cyber attacks or challenges to our information security; and the performance of TEP's generating plants; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. UNS Energy Corporation and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.
Additional Information about the Acquisition and Where to Find It
In connection with the proposed acquisition, UNS Energy Corporation will file a proxy statement with the SEC and intends to file other relevant materials with the SEC. Investors and security holders of UNS Energy Corporation are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters. The final proxy statement will be mailed to UNS Energy Corporation stockholders. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by UNS Energy Corporation, at the SEC's website, www.sec.gov. These documents (when they are available) can also be obtained by investors and stockholders free of charge from UNS Energy Corporation by directing a request to Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.
Participants in the Solicitation of Proxies
This communication is not a solicitation of a proxy from any security holder of UNS Energy Corporation. However, UNS Energy Corporation, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of UNS Energy Corporation in connection with the proposed acquisition. Information about UNS Energy Corporation’s directors and executive officers may be found in its 2012 Annual Report on Form 10-K filed with the SEC on February 27, 2013, and definitive proxy statement relating to its 2013 Annual Meeting of Stockholders filed with the SEC on March 21, 2013. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and other relevant materials filed with the SEC when they become available.